Exhibit 99.1

Moved on Business Wire
February 9, 2016

Newly-Separated CSC Delivers Earnings Growth and Margin Expansion
in Third Quarter Fiscal 2016

•	Diluted Earnings per Share from Continuing Operations of $0.10 Includes Cumulative Impact of Certain Items of ($0.61) per Share

•	Non-GAAP Diluted Earnings per Share from Continuing Operations of $0.71, up 16% YoY

•	Income from Continuing Operations Before Taxes of $78 Million Includes Cumulative Impact from Certain Items of ($46) Million

•	Operating Income, adjusted for certain items, of $190 Million and Operating Income Margin on the same basis of 10.9%, up 200 basis points YoY

FALLS CHURCH, Va., Feb. 9, 2016 - CSC (NYSE: CSC) today reported results for the third quarter of fiscal year 2016.

“In the third quarter, CSC successfully completed its separation into two industry-leading pure-plays, while delivering margin improvement and earnings growth through disciplined cost management," said Mike Lawrie, chairman, president and CEO. “Our results in the third quarter were consistent with the long-term outlook we presented at our Investor Day in New York. We are seeing strong momentum in our next-generation offerings and a moderation of the headwinds in our legacy business, and we delivered the strongest bookings this quarter in the last 2 years. We are also making progress in our acquisition strategy. We are on track to complete the UXC acquisition by the end of February and have successfully moved into the regulatory approval stage of our Xchanging acquisition.”

Financial Highlights

•
Diluted earnings per share from continuing operations were $0.10 in the third quarter and included the cumulative impact of certain items of ($0.61) per share. These items included ($0.25) per share in separation, restructuring and other transaction costs, $0.04 per share in U.S. pension and OPEB impacts related to our separation of CSRA, ($0.10) per share in certain CSRA overhead costs, $0.09 per share in pension & OPEB actuarial and settlement gains, and ($0.38) per share from tax valuation allowance impacts. Excluding these items, non-GAAP diluted earnings per share from continuing operations were $0.71, up 16 percent when compared with $0.61 in the third quarter of fiscal 2015.

•
Income from continuing operations before taxes was $78 million, which includes the cumulative cost of certain items of ($46) million. Excluding the impact of these items, non-GAAP income from continuing operations before taxes was $124 million compared with $109 million a year ago.

•
Operating income, adjusted for certain items, was $190 million and compares with $174 million in the prior year. Operating margin on the same basis was 10.9 percent, up from 8.9 percent in the prior year.

•
Income from continuing operations was $15 million for the third quarter. Excluding the impact of the items discussed above, non-GAAP income from continuing operations was $100 million, compared with $87 million in the prior year.

Global Business Services
GBS revenue of $886 million in the quarter compares with $965 million in the year ago quarter, a decline of 2.5 percent year-over-year in constant currency. Modest growth in our Industry Software & Solutions and Big Data businesses partially offset lower than expected Consulting and Applications revenue. GBS operating margin, excluding the impact of certain items, was 13.1 percent, up from 12.8 percent a year ago. New business awards for GBS were $1.6 billion in the third quarter, up 35 percent year-over-year.

Global Infrastructure Services
GIS revenue of $864 million in the quarter compares with $984 million in the year-ago quarter, a decline of 7.2 percent year-over-year in constant currency. The decline in revenue from our legacy business moderated and was partially offset by growth in next-generation offerings. GIS operating margin, excluding the impact of certain items, was 9.1 percent, up from 6.4 percent a year ago. New business awards for GIS were $1.0 billion in the quarter, up 4 percent year-over-year.

Completed Spin-Off of Public Sector Business
During the third quarter, CSC completed the separation of the company into two industry-leading pure-plays by spinning off its public sector business and merging it with SRA International, Inc. (SRA). The new company began trading as an independent public company on the New York Stock Exchange (“NYSE”) under the ticker symbol “CSRA.” Concurrent with the spin-off, CSC shareholders were paid a special dividend in aggregate of $10.50 per share.

Returning Capital to Shareholders
During the third quarter, in addition to the special dividend associated with the separation, CSC returned $42 million to shareholders consisting of $32 million in common stock dividends and $10 million of share repurchases. CSC repurchased 307,000 shares in the quarter at a weighted average price of $32.40.

CSC had 138,816,691 basic shares outstanding on January 1, 2016.

Earnings Conference Call and Webcast

CSC senior management will host a conference call and webcast at 5 p.m. ET today. The dial-in number for domestic callers is 866-290-0920. Callers who reside outside of the United States or Canada should dial 913-312-0635. The passcode for all participants is 7639844. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 16, 2016. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 7639844. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: operating income, adjusted operating income, operating and adjusted operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, and non-GAAP results including non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.
About CSC

CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.
# # #

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
Neil DeSilva, M&A and Investor Relations, 703.641.3000, neildesilva@csc.com

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	January 1, 2016	January 2, 2015	% Change	% Change at Constant Currency
Global Business Services	$886	$965	(8.2)%	(2.5)%
Global Infrastructure Services	864	984	(12.2)	(7.2)
Total Revenues	$1,750	$1,949	(10.2)%	(4.9)%

	Nine Months Ended
(Amounts in millions)	January 1, 2016	January 2, 2015	% Change	% Change at Constant Currency
Global Business Services	$2,696	$3,056	(11.8)%	(4.7)%
Global Infrastructure Services	2,603	3,151	(17.4)	(11.3)
Total Revenues	$5,299	$6,207	(14.6)%	(8.0)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	January 1, 2016		January 2, 2015
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$101	11.4%	$128	13.3%
Global Infrastructure Services	70	8.1	72	7.3
Corporate	(23)	—	(22)	—
Total Operating Income	$148	8.5%	$178	9.1%

	Nine Months Ended
	January 1, 2016		January 2, 2015
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$299	11.1%	$366	12.0%
Global Infrastructure Services	187	7.2%	211	6.7%
Corporate & Eliminations	(64)	—	(79)	—
Total Operating Income	$422	8.0%	$498	8.0%

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Nine Months Ended
(Amounts in millions, except per-share amounts)	January 1, 2016	January 2, 2015	January 1, 2016	January 2, 2015

Revenues	$1,750	$1,949	$5,299	$6,207

Costs of services (excludes depreciation and amortization and restructuring costs)	1,216	1,572	3,725	4,541
Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	257	322	789	954
Selling, general and administrative - SEC settlement related charges	—	195	—	195
Depreciation and amortization	161	205	503	658
Restructuring costs	7	12	12	15
Separation costs	2	—	10	—
Interest expense	33	32	92	96
Interest income	(8)	(4)	(26)	(14)
Other expense (income), net	4	1	(3)	5
Total costs and expenses	1,672	2,335	5,102	6,450

Income (loss) from continuing operations, before taxes	78	(386)	197	(243)
Income tax expense (benefit)	63	(192)	31	(157)
Income (loss) from continuing operations	15	(194)	166	(86)
Income (loss) from discontinued operations, net of taxes	30	(119)	216	80
Net income (loss)	45	(313)	382	(6)
Less: net income attributable to noncontrolling interest, net of tax	2	1	12	11
Net income (loss) attributable to CSC common stockholders	$43	$(314)	$370	$(17)

Earnings (loss) per common share
Basic:
Continuing operations	$0.11	$(1.35)	$1.19	$(0.60)
Discontinued operations	0.20	(0.84)	1.48	0.48
	$0.31	$(2.19)	$2.67	$(0.12)
Diluted:
Continuing operations	$0.10	$(1.35)	$1.17	$(0.60)
Discontinued operations	0.20	(0.84)	1.45	0.48
	$0.30	$(2.19)	$2.62	$(0.12)

Cash dividend per common share	$2.39	$0.23	$2.85	$0.69

Weighted average common shares outstanding for:
Basic EPS	138.864	143.279	138.359	144.346
Diluted EPS	141.183	143.279	141.003	144.346

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	January 1, 2016	April 3, 2015

Assets
Cash and cash equivalents	$1,830	$2,076
Receivables, net	1,691	1,678
Prepaid expenses and other current assets	412	290
Assets of discontinued operations - current	—	806
Total current assets	3,933	4,850

Property and equipment, net	1,028	1,110
Software, net	729	718
Outsourcing contract costs, net	335	326
Goodwill	1,026	838
Other assets	977	928
Assets of discontinued operations - noncurrent	—	1,457
Total Assets	$8,028	$10,227

Liabilities
Short-term debt and current maturities of long-term debt	760	883
Accounts payable	211	295
Accrued payroll and related costs	305	265
Accrued expenses and other current liabilities	800	948
Deferred revenue and advance contract payments	463	457
Income taxes payable and deferred income taxes	100	—
Liabilities of discontinued operations - current	—	691
Total current liabilities	$2,639	$3,539

Long-term debt, net of current maturities	1,909	1,635
Income tax liabilities and deferred income taxes	446	523
Other long-term liabilities	817	850
Liabilities of discontinued operations - noncurrent	—	731

Total Equity	2,217	2,949

Total Liabilities and Equity	$8,028	$10,227

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, adjusted operating income, earnings before interest and taxes (EBIT), and adjusted EBIT, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and income from continuing operations, before taxes.

Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

Adjustments to operating results include:

•
Certain CSRA overhead costs - Reflects costs historically allocated to CSRA but not included in discontinued operations based on Accounting Standards Codification Subtopic 205-20 "Presentation of Financial Statements - Discontinued Operations." These costs are expected to be largely eliminated on a prospective basis.

•
U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and other postretirement benefit (OPEB) plans historically included in CSC's financial results that have been transferred to CSRA as part of the previously announced separation.

•	Pension and OPEB actuarial & settlement gains (losses) - Reflects pension and OPEB actuarial and settlement gains (losses) from mark-to-market accounting.

•
Separation, restructuring & other transaction costs - Reflects non-recurring costs related to CSC's (1) previously announced separation, (2) certain special accelerated workforce optimization and real estate charges, and (3) previously announced acquisitions.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•
Tax valuation allowance & adjustments - Reflects the adjustments to tax valuation allowances in certain jurisdictions and the application of a 20% tax rate, for the first and second quarters, which is at the low end of the prospective targeted effective tax rate range of 20% to 25% and effectively excludes the impact of discrete tax adjustments for those periods.

GAAP Reconciliations

Operating Income and Adjusted Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (SG&A) expense. Operating Income, as defined by CSC, excludes corporate G&A, actuarial and settlement gains (losses) related to CSC's pension and OPEB plans, and separation costs. Operating margin is defined as operating income as a percentage of revenue.

Adjusted operating income is computed by excluding from operating income certain CSRA overhead costs, U.S. Pension and OPEB, and separation, restructuring & other transaction costs.

A reconciliation of consolidated operating income to income from continuing operations, before taxes is as follows:

	Quarter Ended		Nine Months Ended
(Amounts in millions)	January 1, 2016	January 2, 2015	January 1, 2016	January 2, 2015
Adjusted Operating income	$190	$174	$494	$491
Certain CSRA overhead costs	(12)	(9)	(48)	(31)
U.S. Pension & OPEB	10	13	38	38
Separation, restructuring & other transaction costs	(40)	—	(62)	—
Operating income	$148	$178	$422	$498
Corporate G&A	(58)	(55)	(171)	(173)
Pension & OPEB actuarial & settlement gains (losses)	19	(285)	19	(286)
SEC settlement related charges	—	(195)	—	(195)
Separation costs	(2)	—	(10)	—
Interest expense	(33)	(32)	(92)	(96)
Interest income	8	4	26	14
Other (expense) income, net	(4)	(1)	3	(5)
Income from continuing operations before taxes	$78	$(386)	$197	$(243)

Adjusted Operating margin	10.9%	8.9%	9.3%	7.9%
Operating margin	8.5%	9.1%	8.0%	8.0%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes
(preliminary and unaudited)

EBIT is defined as income from continuing operations less interest expense, interest income and income tax expense. EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of certain items in the third quarter and first nine months of fiscal 2016, including certain CSRA overhead costs, U.S. pension and OPEB, separation, restructuring & other transaction costs, SEC settlement related charges, and pension and OPEB actuarial & settlement gains (losses). Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to income from continuing operations is as follows:

	Quarter Ended		Year to date
(Amounts in millions)	January 1, 2016	January 2, 2015	January 1, 2016	January 2, 2015
Adjusted EBIT	$147	$137	$375	$362
Certain CSRA overhead costs	(22)	(28)	(88)	(80)
U.S. Pension & OPEB	10	13	38	38
Separation, restructuring & other transaction costs	(51)	—	(81)	—
SEC settlement related charges	—	(195)	—	(195)
Pension & OPEB actuarial & settlement gains (losses)	19	(285)	19	(286)
EBIT	$103	$(358)	$263	$(161)
Interest expense	(33)	(32)	(92)	(96)
Interest income	8	4	26	14
Income tax (expense) benefit	(63)	192	(31)	157
Income from continuing operations	$15	$(194)	$166	$(86)

Adjusted EBIT margin	8.4%	7.0%	7.1%	5.8%
EBIT margin	5.9%	(18.4)%	5.0%	(2.6)%

Adjusted Segment Operating Income and Operating Margin
(preliminary and unaudited)

Adjusted operating income is computed by excluding from operating income certain CSRA overhead costs, U.S. Pension and OPEB, and separation, restructuring & other transaction costs. Reconciliations of adjusted operating income to operating income, for the quarter and nine months ended January 1, 2016, are as follows:

	Quarter Ended January 1, 2016
(Amounts in millions)	Operating income	Certain CSRA overhead costs	U.S. Pension & OPEB	Separation, restructuring & other transaction costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$101	—	(3)	18	$116	13.1%
Global Infrastructure Services	70	—	(7)	16	79	9.1
Corporate	(23)	12	—	6	(5)
Total	$148	$12	$(10)	$40	$190	10.9%

	Nine Months Ended January 1, 2016
(Amounts in millions)	Operating income	Certain CSRA overhead costs	U.S. Pension & OPEB	Separation, restructuring & other transaction costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$299	$—	$(11)	$31	$319	11.8%
Global Infrastructure Services	187	—	(27)	25	185	7.1
Corporate	(64)	48	—	6	(10)
Total	$422	$48	$(38)	$62	$494	9.3%

Non-GAAP Results
(preliminary and unaudited)

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of select non-GAAP results to reported results is as follows:

	Quarter ended January 1, 2016
(Amounts in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension & OPEB	Separation, restructuring & other transaction costs	Pension & OPEB actuarial & settlement gains	Tax valuation allowance & adjustments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,216	$(7)	$8	$(5)	$16	$—	$1,228

Selling, general and administrative (excludes restructuring costs)	$257	$(15)	$2	$(13)	$3	$—	$234

Income (loss) from continuing operations, before taxes	$78	$(22)	$10	$(53)	$19	$—	$124
Income tax expense (benefit)	63	(8)	4	(17)	6	54	24
Income (loss) from continuing operations	$15	$(14)	$6	$(36)	$13	$(54)	$100

Net income (loss)	$45	$(14)	$6	$(36)	$13	$(54)	$130
Less: net income attributable to noncontrolling interest, net of tax	2					—	2
Net income (loss) attributable to CSC common stockholders	$43	$(14)	$6	$(36)	$13	$(54)	$128

Effective tax rate	80.6%						19.4%

Basic EPS from continuing operations	$0.11	$(0.10)	$0.04	$(0.26)	$0.09	$(0.39)	$0.72
Diluted EPS from continuing operations	$0.10	$(0.10)	$0.04	$(0.25)	$0.09	$(0.38)	$0.71

Weighted average common shares outstanding for:
Basic EPS	138.864	138.864	138.864	138.864	138.864	138.864	138.864
Diluted EPS	141.183	141.183	141.183	141.183	141.183	141.183	141.183

	Nine months ended January 1, 2016
(Amounts in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension & OPEB	Separation, restructuring & other transaction costs	Pension & OPEB actuarial & settlement gains	SEC settlement-related items	Tax valuation allowance & adjustments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,725	$(41)	$32	$(5)	$16	$—	$—	$3,727

Selling, general and administrative (excludes restructuring costs)	$789	$(47)	$6	$(15)	$3	$(5)	$—	$731

Income (loss) from continuing operations, before taxes	$197	$(88)	$38	$(83)	$19	$(5)	$—	$316
Income tax expense (benefit)	31	(34)	15	(27)	6	(2)	10	63
Income (loss) from continuing operations	$166	$(54)	$23	$(56)	$13	$(3)	$(10)	$253

Net income (loss)	$382	$(54)	$23	$(56)	$13	$(3)	$(10)	$469
Less: net income attributable to noncontrolling interest, net of tax	12	—	—	—	—	—	—	12
Net income (loss) attributable to CSC common stockholders	$370	$(54)	$23	$(56)	$13	$(3)	$(10)	$457

Effective tax rate	15.6%							19.9%

Basic EPS from continuing operations	$1.19	$(0.39)	$0.17	$(0.40)	$0.09	$(0.02)	$(0.07)	$1.82
Diluted EPS from continuing operations	$1.17	$(0.38)	$0.16	$(0.40)	$0.09	$(0.02)	$(0.07)	$1.79

Weighted average common shares outstanding for:
Basic EPS	138.359	138.359	138.359	138.359	138.359	138.359	138.359	138.359
Diluted EPS	141.003	141.003	141.003	141.003	141.003	141.003	141.003	141.003